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Exhibit 10.9

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this ____ day of _____, 1999 between iPARTY CORP., a Delaware corporation having its principal offices at 41 East 11th Street, New York, New York 10003 (the "Company"), and SAL PERISANO, an individual residing at 288 Huron Avenue, Cambridge, Massachusetts 02138 ("Perisano").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ Perisano and Perisano desires to be employed by the Company as its Chief Executive Officer upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs Perisano and Perisano agrees to serve the Company as its Chief Executive Officer upon the terms and conditions contained herein, for a term commencing retroactively as of March 30, 1999 and continuing until the close of business on March 30, 2002 (unless terminated sooner pursuant to the provisions hereof, the "Employment Term"). So long as Perisano is Chief Executive Officer of the Company, he shall be nominated to serve as a Director of the Company.

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                  2.  Duties and Powers as Employee. During the Employment
Term, Perisano shall be employed by the Company as its Chief Executive Officer. Perisano agrees to devote substantially all his full working time, energy and efforts to the business of the Company, provided, however, that Perisano may continue fulfill his duties and obligations to The Big Party Corporation as a consultant and a member of its board of directors. As Chief Executive Officer of the Company, Perisano shall be in charge of all business operations of the Company including but not limited to directing and supervising all day-to-day operations of the Company, and managing and supervising its employees. All employees shall report to Perisano. Perisano shall be based in New York City and shall be available to travel as the needs of the Company require.

                  3. Compensation.

                      (a) As compensation for his services hereunder, the Company shall pay Perisano, during the Employment Term, a base salary (the "Base Salary"), payable in equal semi-monthly installments in arrears, at the annual rate of One Hundred Fifty Thousand Dollars ($150,000). The Base Salary shall be reviewed on an annual basis by the Compensation Committee of the Board of Directors, with a target annual increase of at least 20% per year, provided that such increase is consistent with the then current business plan of the Company. Additionally, Perisano shall be entitled to participate in the present or future employee benefit plans of the Company provided that he meets the eligibility requirements therefor.




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                      (b) In addition to the Base Salary provided herein,
Perisano may be entitled to receive an annual performance bonus payment as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

                      (c) On March 30, 1999, Perisano was granted stock options (the "Option") for an aggregate of 337,500 shares of common stock of the Company pursuant to the iParty Stock Option Plan (the "Plan") which Options vest as follows: provided Perisano remains continuously employed by the Company on March 30, 2000, options for 112,500 shares shall vest on March 30, 2000; provided Perisano remains continuously employed by the Company on March 30, 2001, options for 112,500 shall vest on March 30, 2001; and provided Perisano remains continuously employed by the Company on March 30, 2002, options for 112,500 shares shall vest on March 30, 2002 (the "Options"). The strike price of the Options is the closing price on the date of grant, which price was $3.75.

                  In the event that, prior to December 31, 1999, the Company completes one or more equity financing, Perisano shall be granted additional common stock options under the Plan (the "Additional Options") equal to 5% of the number of shares of common stock into which the securities issued in such equity financing(s) may convert; provided, however, that such Additional Options will only be granted with respect to securities issued in connection with up to the first $5,000,000 raised in such equity financing(s). The strike price of such Additional Options shall be the lower of (i) the conversion price (into common stock) of the securities issued in the equity financing triggering such grant, or (ii) the fair market value of the common stock on the date of grant (which date shall be the date of the closing of the equity financing triggering




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such grant). The Additional Options shall vest in three equal annual installments so long as Perisano has remained in the continuous employ of the Company on each such vesting date.

                      (d) For the first twelve (12) months of the Employment Term, the Company will provide Perisano with temporary housing in the New York City area. The parties agree that such temporary housing may be used, at the option of the Company, by persons other than Perisano. The parties agree that the cost of such temporary housing shall not exceed $2,500 per month and shall be paid directly by the Company. For the first twelve (12) months of the Employment Term, the Company shall reimburse Perisano for all of his reasonable commuting expenses relating to his travel to New York as required by the Company.

                  4. Expenses; Vacations. Perisano shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Perisano shall be entitled to vacation time in accordance with the regular procedures of the Company governing senior executive officers as determined from time to time by the Company's Board of Directors. Perisano also shall be eligible to participate in all medical, health and disability benefit programs provided to senior executives of the Company.

                  5. Representations and Warranties of Employee. Perisano represents and warrants to the Company that (a) Perisano is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his





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duties hereunder, or the other rights of the Company hereunder; and (b) Perisano is under no physical or mental disability that would hinder his performance of duties under this Agreement.

                  6. Representations and Warranties of the Company. The Company represents and warrants to Perisano that (i) pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation provides for indemnification of officers and directors of the Company and that so long as Perisano serves as Chief Executive Officer of the Company it will not be amended to limit such indemnification without Perisano's written consent, and (ii) the Company maintains an officers and directors liability insurance policy and will maintain such a policy for so long as Perisano serves as Chief Executive Officer of the Company.

                  7. Non-Competition. Perisano agrees that he will not (a) during the period he is employed by the Company engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of one year after he ceases to be employed by the Company, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 7 will not be deemed breached merely because Perisano owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Perisano, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the



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over-the-counter market by a member of a national securities exchange. Nothing in this Section 7 shall preclude Perisano from continuing in his role as a director and consultant to The Big Party Corporation or being a stockholder of The Big Party Corporation, provided, however, that it is agreed and understood that Perisano may not be employed by The Big Party Corporation in the event it acquires a presence on the World Wide Web that competes with or is engaged in the same business as the Company.

                  8. Confidential Information. All confidential information which Perisano may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Perisano shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

                  9. Termination.

                         (a) Notwithstanding anything herein contained, if on or
after the date hereof and prior to the end of the Employment Term, Perisano is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Perisano's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Perisano shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the




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Company, (iii) intentionally fail to follow any commercially reasonable and lawful direction of the Board of Directors and continue to fail to follow such direction within three (3) days of written notification of same, (iv) commit an act of fraud against the Company, or (v) breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice of commission thereof.

                      (b) In the event that Perisano shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder, with reasonable accommodation, for a period of six months, then this Agreement shall terminate upon thirty (30) days' written notice to Perisano, and no further compensation shall be payable to Perisano, except for any accrued and unpaid Base Salary and bonus, if any, as contemplated under
Section 3, and any accrued and unpaid expenses as contemplated under Section 4 and as may otherwise be provided under any disability insurance policy, if any.

                      (c) In the event that Perisano shall die, then this Agreement shall terminate on the date of Perisano's death, and no further compensation shall be payable to Perisano, except for any accrued and unpaid Base Salary and bonus, if any, as contemplated under Section 3 and any accrued and unpaid expenses as contemplated under Section 4 and as may otherwise be provided under any insurance policy or similar instrument.

                      (d) In the event that this Agreement is terminated "For Cause" pursuant to Section 8(a), then Perisano shall be entitled to receive only the Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.



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                      (e) In the event that the Company terminates Perisano for
any reason other than as provided under Section 9(a), (b), (c) or (d), then this Agreement shall terminate upon thirty (30) days' written notice to Perisano and the Company shall be obligated to pay to Perisano an amount equal to any unpaid expenses as contemplated under Sections 4 and a severance payment equal to nine
(9) months salary at the Base Salary then in effect, payable in nine (9) equal monthly installments; in addition, for such nine (9) month period, Perisano shall be entitled to continue to receive his then current medical benefits. If this Agreement is not renewed at the end of the Employment Term, such non-renewal shall not be deemed a termination of this Agreement without cause.

                      (f) Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Perisano's employment hereunder upon any ground permitted by law.

                      (g) In the event that Perisano desires to resign voluntarily as Chief Executive Officer, Perisano covenants to provide the Company with not less than thirty (30) days written notice of any such voluntary resignation; and further Perisano covenants to cooperate in good faith in order to facilitate a smooth transfer of authority during the period from notice of resignation to the date of termination. In the event that this Agreement is terminated by Perisano pursuant to this Section 9(g), then Perisano shall be entitled to receive an amount payable in a lump sum within ten (10) business days following the date of termination, equal to the sum of any accrued and unpaid Base Salary and bonus, if any, as contemplated by Section 3 and any accrued and unpaid expenses as contemplated by Section 4.




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                  (h) Notwithstanding anything herein to the contrary, Perisano may, upon thirty (30) days written notice, terminate this Agreement for "Good Reason". "Good Reason" shall mean any material breach by the Company of its obligations hereunder which are not cured within ten (10) days following receipt of written notice from Perisano detailing such breach. The parties agree that a material breach shall include, but not be limited to, (x) any reduction in Perisano's duties, authority, reporting relationships or responsibilities (whether or not accompanied by a title change), and (y) the relocation of the principal executive offices of the Company a distance of more than 35 miles from its current location. In the event Perisano terminates this Agreement pursuant to this Section 9(h), the Company shall be obligated to pay to Perisano an amount equal to any unpaid expenses as contemplated under Section 4 and a severance payment equal to nine (9) months salary at the Base Salary then in effect, payable in nine (9) equal monthly installments; in addition, for such nine (9) month period, Perisano shall be entitled to continue to receive his then current medical benefits

                  10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity.

                  11. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Perisano's termination of employment, irrespective of any investigation made by or on behalf of any party.




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                  12. Modification. This Agreement sets forth the entire
understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Daniel I. DeWolf. Notice to the estate of Perisano shall be sufficient if addressed to Perisano as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be



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considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  15. Binding Effect. Perisano's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Perisano's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Perisano and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 10.

                  16. Termination of Prior Agreement. This Agreement terminates and supercedes any and all prior agreements and understandings between the parties with respect to employment with or compensation of Perisano by the Company, including the letter consulting agreement dated September 28, 1999.

                  16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.




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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first written above.



                                               iPARTY CORP.


                                                By:
                                                   -----------------------------
                                                   Name: Daniel I. DeWolf
                                                   Title: Secretary


                                                   -----------------------------
                                                   Sal Perisano




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